CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 177 to the Registration Statement (Form N-1A Nos. 2-09455 and 811-00523) of our report dated February 26, 2020 on the financial statement and financial highlights of BNY Mellon Large Cap Securities Fund, Inc. (the “Fund”) included in the Fund’s annual report for the fiscal year ended December 31, 2019.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

April 24, 2020